Exhibit 23.1

                        [Arthur Andersen LLP Letterhead]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 31, 1996 incorporated by reference in Johnstown America Industries, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our firm included in or made a part of this registration statement.



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP




Chicago, Illinois
September 20, 1996